Exhibit 10.2

AMENDMENT TO
SHARE EXCHANGE AND CONTRIBUTION AGREEMENT

This Amendment is entered into as of September 28, 2012 and amends that certain Share Exchange and Contribution Agreement (the Agreement) among LifeMap Sciences, Inc., a California corporation (the Company) and Alfred D. Kingsley and Greenway Partners, L.P. (collectively, Investor).

1.           The definition of Second Outside Date found is Section 1(j) of the Agreement is amended to read:  “Second Outside Date” means November 30, 2012.

2.           All other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

LIFEMAP SCIENCES, INC.

By:	/s/ Kenneth S. Elsner

Title:	Chief Operating Officer

/s/ Alfred D. Kinsgley
Alfred D. Kingsley

Greenway Partners, L.P.

By:	Greenhouse Partners, L.P.,
its general partner

	By:	/s/ Alfred D. Kinsgley
Alfred D. Kingsley, General Partner